                                                                    EXHIBIT 99.1

                                [GYMBOREE LOGO]


FOR IMMEDIATE RELEASE                           INVESTOR RELATIONS CONTACT:
                                                Myles McCormick
                                                Tel: 650/696-2933
                                                investor_relations@gymboree.com

                                                MEDIA RELATIONS CONTACT:

                                                Jennifer Vides
                                                Tel: 650/696-7443
                                                media_relations@gymboree.com

           THE GYMBOREE CORPORATION REPORTS FOURTH QUARTER AND FY 2002
                       RESULTS, AND FEBRUARY SALES RESULTS

BURLINGAME, Calif., Mar. 4, 2003 -- The Gymboree Corporation (Nasdaq: GYMB) today reported net income of $10.6 million or $0.35 per diluted share for the fourth fiscal quarter ended February 1, 2003, compared to net income of $10.5 million or $0.35 per diluted share for the fourth fiscal quarter ended February 2, 2002. For the 2002 fiscal year, The Gymboree Corporation had net income of $21.8 million or $0.71 per diluted share, compared to net income of $4.6 million or $0.16 per diluted share for the 2001 fiscal year.

"In 2002, we focused on strengthening our company's operational foundation and on improving productivity, resulting in what we consider to be a banner year in terms of sales performance and gross margin improvement," said Lisa Harper, The Gymboree Corporation's chairman and chief executive officer. "Additionally, we delivered innovation through fresh Gymboree product and the launch of the Janie and Jack brand."

Harper continued: "Looking ahead to 2003, our focus will be on the roll-out of the Janie and Jack concept, and on expanding the Gymboree retail chain to its optimal size, leveraging the company's strengthened operational foundation."

NET SALES REPORT

Net sales from retail operations for the fourth fiscal quarter ended February 1, 2003, were $154 million, an increase of 2.2% compared to the $150.7 million in net sales for the same period last year. Comparable store sales for the quarter were flat compared to sales reported during the fourth fiscal quarter last year. Total net sales, including sales from Play & Music operations, for the fourth fiscal quarter ended February 1, 2003 were $158.5 million, an increase of 2.1% compared to the $155.2 million in net sales for the same period last year.

For the 52 weeks ended February 1, 2003, net sales from retail operations were $531.9 million, an increase of 5.1% compared to the $506 million in net sales reported for the same period last year. Comparable store sales for the 52-week period increased 4% compared to the sales reported for the same period last year. Total net sales, including sales from Play & Music operations, for the 52 weeks ended February 1, 2003, were $546.8 million, an increase of 5.2% compared to the $520 million in net sales reported for the same period last year.

FEBRUARY RETAIL SALES

The Gymboree Corporation also reported that comparable store sales from retail operations for the four-week period ended March 1, 2003, decreased by 2.0% compared to sales reported for the same period last year. Net sales for the four-week period were $37.3 million, compared to net sales of $37.1 million for the four weeks ended March 2, 2002.

BUSINESS OUTLOOK

The Gymboree Corporation projects comparable store sales from retail operations for the first fiscal quarter to be flat to slightly down, with comparable store sales decreases in the mid single digits for the month of March and comparable store sales increases in the mid single digits for the month of April. Looking forward to the balance of the year, the Company expects comparable store sales increases to be in the low single digits.

The Company also reiterated earnings guidance for the first and second quarters of 2003 and for fiscal year 2003, and provided an update to earnings guidance for the third and fourth quarters. It expects earnings to be in the range of $0.22 to $0.24 per diluted share for the first quarter, and $(0.04) to $(0.02) for the second quarter. Earnings per diluted share for the third and fourth quarters are expected to be in the range of $0.33 to $0.35, and $0.41 to $0.43, respectively. As a result, earnings per diluted share for the fiscal year 2003 are expected in the range of $0.92 to $1.00.

MANAGEMENT PRESENTATION

Interested parties are invited to listen to a discussion of fourth quarter and year-end results on a conference call broadcast live over the Internet at 1:30 Pacific Time (4:30 Eastern) on Tuesday, March 4. To listen, please log on to gymboree.com, and click on "Our Company," and "Investor Relations," and follow the link. A replay of the Web cast will be available at the same Web site shortly after the call and will remain available through midnight Eastern Time on Tuesday, March 11, 2003. A replay of the call will be available on our Web site at the same location as the Web cast.

ABOUT THE GYMBOREE CORPORATION

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of March 1, 2003, the Company operated a total of 583 stores: 572 Gymboree(R) retail stores (524 in the United States, 24 in Canada, and 24 in Europe) and 11 Janie and Jack(TM) retail shops in the United States. The Company also operates online stores at gymboree.com and janieandjack.com, and offers directed parent-child developmental play programs at more than 525 franchised and company-operated centers in the United States and 23 other countries.

FORWARD-LOOKING STATEMENTS

The foregoing sales figures for February, the fourth fiscal quarter and fiscal year 2002, are un-audited and subject to quarter-end and year-end adjustment, and could differ materially from those indicated. The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated sales growth and future financial performance. These are forward looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise and concepts, marketing activity and service levels, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission.

                            THE GYMBOREE CORPORATION

                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                 (In thousands, except per share and store data)
                                   (Unaudited)

                                                         13 WEEKS ENDED                                  YEAR ENDED
                                               ----------------------------------            ----------------------------------
                                               FEBRUARY 1,            FEBRUARY 2,            FEBRUARY 1,            FEBRUARY 2,
                                                  2003                   2002                    2003                   2002
                                               -----------            -----------            -----------            -----------
Net sales:
       Retail                                  $   154,011            $   150,722            $   531,859            $   505,969
       Play & music                                  4,443                  4,498                 14,940                 13,977
                                               -----------            -----------            -----------            -----------
                                                   158,454                155,220                546,799                519,946
Cost of goods sold, buying
   & occupancy expenses                            (87,955)               (89,050)              (317,013)              (328,101)
                                               -----------            -----------            -----------            -----------
       Gross profit                                 70,499                 66,170                229,786                191,845
S, G & A                                           (53,438)               (48,478)              (194,050)              (180,792)
                                               -----------            -----------            -----------            -----------
       Operating income                             17,061                 17,692                 35,736                 11,053
Foreign exchange gains (losses)                       (210)                  (186)                   174                   (432)
Net interest income (expense)                          432                   (461)                  (445)                (3,174)
                                               -----------            -----------            -----------            -----------
       Income before income taxes                   17,283                 17,045                 35,465                  7,447
Income tax expense                                  (6,654)                (6,562)               (13,654)                (2,867)
                                               -----------            -----------            -----------            -----------
       Net income                              $    10,629            $    10,483            $    21,811            $     4,580
                                               ===========            ===========            ===========            ===========

Net income per share:
       Basic                                   $      0.36            $      0.37            $      0.75            $      0.16
       Diluted                                 $      0.35            $      0.35            $      0.71            $      0.16
Weighted average shares outstanding:

       Basic                                        29,179                 28,628                 28,992                 28,326
       Diluted                                      30,779                 30,067                 30,633                 29,377

Number of stores at end of period                      584                    580                    584                    580

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)
                                   (Unaudited)

                                                                February 1,               FEBRUARY 2,
                                                                   2003                      2002
                                                               ------------              ------------
CURRENT ASSETS
       Cash and investments                                    $     60,630              $      8,429
       Accounts receivable                                            7,506                     7,693
       Merchandise inventories                                       62,505                    63,584
       Prepaid expenses and deferred taxes                           10,352                    14,240
                                                               ------------              ------------
          Total current assets                                      140,993                    93,946
                                                               ------------              ------------

PROPERTY AND EQUIPMENT, NET                                         106,552                   108,129
LEASE RIGHTS, DEFERRED TAXES AND OTHER ASSETS                         7,213                    17,554
                                                               ------------              ------------

       TOTAL ASSETS                                            $    254,758              $    219,629
                                                               ============              ============

CURRENT LIABILITIES
       Current portion of long term debt                       $          0              $        685
       Accounts payable                                              27,194                    20,261
       Accrued liabilities                                           37,582                    23,732
                                                               ------------              ------------
          Total current liabilities                                  64,776                    44,678
                                                               ------------              ------------

LONG TERM LIABILITIES
       Long term debt, net of current portion                             0                     8,830
       Deferred rent and other liabilities                           20,998                    23,692

STOCKHOLDERS' EQUITY                                                168,984                   142,429
                                                               ------------              ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    254,758              $    219,629
                                                               ============              ============